Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GPM PETROLEUM LP

This Certificate of Limited Partnership, dated March 27, 2015, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “GPM Petroleum LP.”

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Capitol Services, Inc.

1675 South State Street, Suite B

Dover, Delaware 19901, County of Kent

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Capitol Services, Inc.

1675 South State Street, Suite B

Dover, Delaware 19901, County of Kent

3. General Partner. The name and the business, residence or mailing address of the general partner are:

GPM Petroleum GP, LLC

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227

EXECUTED as of the date written first above.

GPM PETROLEUM LP

By:	GPM Petroleum GP, LLC,
its general partner

	By:	/s/ Maury Bricks
	Name:	Maury Bricks
	Title:	Authorized Person